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                                                                   Exhibit 10.5

             AMENDMENT NO. 4 TO 1992 EMPLOYEE STOCK INCENTIVE PLAN



         THIS AMENDMENT, dated as of May 15, 1998, is made by BANCTENN CORP., a Tennessee corporation (the "Company"), for the purpose of amending its 1992 Employee Stock Incentive Plan (the "Plan") according to the terms hereof.

                                   RECITALS:

         A. The shareholders of the Company have heretofore approved the Company's 1992 Employee Stock Incentive Plan pursuant to which the Company reserved and made available for distribution under the Plan 36,000 shares, plus 10% of any increase in the number of authorized and issued shares of stock above 361,956 shares which represented the total number of issued and outstanding shares of stock as of December 31, 1991.

         B. Pursuant to Amendment No. 1 to the Plan, approved by the Company's Board of Directors on April 13, 1995, the Company issued a 20% stock dividend paid in the form of a 6-for-5 stock split, thereby increasing the number of shares subject to the Plan from 36,000 to 43,200.

         C. Pursuant to Amendment No. 2 to the Plan, approved by the Company's Board of Directors on October 12, 1995, the Company issued a 100% stock dividend paid as of November 6, 1995 in the form of 2-for-1 stock split, thereby increasing the number of shares subject to the Plan from 43,200 to 86,400.

         D. Pursuant to Amendment No. 3 to the Plan, approved by the Company's Board of Directors on April 24, 1997, the Company issued a 20% stock dividend to be paid in the form of a 6-for-5 stock split, thereby further increasing the number of shares subject to the Plan from 86,400 to 103,680.

         E. The Company now desires to amend the Plan to further increase the number of shares subject to the Plan as provided herein.

         NOW, THEREFORE, in consideration of the foregoing premises, the Plan is hereby amended as follows:


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         1.       Increase in Shares Subject to Plan. The number of shares
reserved for and subject to the Plan is hereby increased by 40,000, thereby increasing the total number of shares subject to the Plan from 103,680 to 143,680. Such new 40,000 shares, and any options granted in respect thereof, shall be administered according to the terms of the Plan and in the same manner as the original group of shares reserved for the Plan at its inception.

         2. Term of Plan. Section 14 of the Plan is hereby amended to provide that options and grants under the Plan may be effected pursuant to the Plan until May 14, 2008, which is the tenth anniversary date of stockholder approval of this Amendment No. 4, unless further extended by approval of the Company's shareholders. Any awards or grants effected prior to May 14, 2008 may extend beyond such date in accordance with the terms of such awards and grants and the terms of the Plan.

         3. Approval by Board of Directors. The Board of Directors of the Company approved this Amendment No. 4 by action taken at a duly called meeting of the directors held on March 12, 1998.

         4. Approval by Shareholders. The shareholders of the Company approved this Amendment No. 4 by action taken at the 1998 Annual Shareholders Meeting held on May 14, 1998.

         IN WITNESS WHEREOF, the undersigned, being the President and Chief Executive Officer of BancTenn Corp., has executed this Amendment No. 4 for the purposes stated hereinabove and after having received all requisite approval from the Board of Directors and shareholders of BancTenn Corp.

         Date: May 15, 1998


                                   BANCTENN CORP.




                                   By: /s/ Colon A. Terrell, Jr.
                                      ------------------------------------------
                                           Colon A. Terrell, Jr.
                                           President and Chief Executive Officer


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